Exhibit 99.1

Neal Goldner
Investor Relations
Marriott Vacations Worldwide Corporation
407.206.6149
Neal.Goldner@mvwc.com
Ed Kinney
Corporate Communications
Marriott Vacations Worldwide Corporation
407.206.6278
Ed.Kinney@mvwc.com
Marriott Vacations Worldwide (“MVW”) Reports Third Quarter 2020 Financial Results
ORLANDO, Fla. – November 4, 2020 – Marriott Vacations Worldwide Corporation (NYSE: VAC) today reported third quarter 2020 financial results and provided an update on business conditions.
“We are very encouraged by how quickly occupancy and exchange transactions recovered in the third quarter, illustrating the desire of timeshare customers to get back on vacation as well as the resiliency of our business model,” said Stephen P. Weisz, president and chief executive officer. “We've now reopened most of our sales centers and tour flow continues to recover. As a result, we delivered $140 million of contract sales in the third quarter of 2020 and currently expect contract sales to increase to $160 to $185 million in the fourth quarter.”

Third Quarter 2020 Highlights and Operational Update:
•Consolidated Vacation Ownership contract sales totaled $140 million in the third quarter of 2020.
•Net loss attributable to common shareholders was $62 million, or $1.51 loss per fully diluted share.
•Adjusted net loss attributable to common shareholders was $33 million and adjusted fully diluted loss per share was $0.81.
•Adjusted EBITDA was $35 million in the third quarter of 2020.
•Cash and cash equivalents totaled $660 million at the end of the third quarter of 2020 and the Company had nearly all of its capacity available under its $600 million revolving corporate credit facility.
•The Company expects to generate $335 million of cash from operations and at least $130 million of total cash flow in the second half of 2020.
•The Company now expects to generate at least $200 million of synergy and other cost savings, a $75 million increase from its prior goal.
Third Quarter 2020 Segment Results
Vacation Ownership
Revenues excluding cost reimbursements decreased 56% in the third quarter of 2020 compared to the prior year but increased 40% from the second quarter of 2020 as occupancies continued to improve. Management fees increased 4% compared to the prior year and financing revenue declined 9% due to lower year-to-date contract sales resulting in a smaller notes receivable portfolio. Sale of vacation ownership products was $98 million in the quarter, an 85% improvement from the second quarter of 2020, and rental revenue was $46 million compared to $12 million in the second quarter.

Marriott Vacations Worldwide Reports Second Quarter Financial Results / 2
Vacation Ownership segment financial results were a loss of $1 million in the third quarter of 2020 and segment Adjusted EBITDA was $28 million.
Exchange & Third-Party Management
Revenues excluding cost reimbursements decreased 34% in the third quarter of 2020 compared to the prior year primarily due to lower exchange and rental transactions as a result of the COVID-19 pandemic, but increased 29% from the second quarter. Interval International exchange volumes increased 1% compared to the prior year and increased 11% from the second quarter of 2020. Active members declined 2% compared to the second quarter to 1.5 million. Average revenue per member decreased 10% to $36.76 compared to the prior year and increased 22% from the second quarter of 2020 as exchange and getaway rental activity increased.
Exchange & Third-Party Management segment financial results were $16 million in the third quarter of 2020 and segment Adjusted EBITDA was $31 million, with Adjusted EBITDA margin improving 180 basis points year-over-year.
Corporate and Other
General and administrative costs declined $25 million in the third quarter of 2020 primarily related to synergy savings and lower costs associated with the furlough and reduced work week programs including salary related costs as well as a $5 million credit available under the CARES Act, which incentivized companies to continue paying associates' benefit costs while not working.
Operational Update to COVID - 19
•In its Vacation Ownership business, most of the Company’s sales centers were open as of the end of the third quarter of 2020. In addition, the Company was able to resume sales at its Hawaiian sales centers in mid-October;
•In its Interval International business, 93% of its resorts had reopened by the end of the third quarter of 2020;
•On September 10, 2020, the Company approved a workforce reduction plan, which is currently expected to impact approximately 3,000 associates. In connection with this plan, the Company estimates that it will incur approximately $25 to $30 million in restructuring and related charges primarily related to employee severance and benefit costs, including a portion that is included in cost reimbursements;
•Share repurchases and dividends continue to be temporarily suspended.
Balance Sheet and Liquidity
On September 30, 2020, cash and cash equivalents totaled $660 million and the Company had $62 million of gross notes receivable that were eligible for securitization.
The Company had $4.4 billion in debt outstanding, net of unamortized debt issuance costs, at the end of the third quarter of 2020, an increase of $0.3 billion from year-end 2019. This debt included $2.7 billion of corporate debt and $1.8 billion of non-recourse debt related to its securitized notes receivable.
During the third quarter of 2020, the Company completed a securitization of timeshare receivables, issuing $375 million of notes at an overall weighted average interest rate of 2.5% and a 98% gross advance rate, generating net proceeds of $53 million after payoff of the Company's Warehouse Credit Facility and required expenses.
Non-GAAP Financial Information
Non-GAAP financial measures, such as adjusted net income attributable to common shareholders, adjusted EBITDA, adjusted fully diluted earnings per share, adjusted development margin and adjusted financial measures are reconciled and adjustments are shown and described in further detail in the Financial Schedules that follow.

Marriott Vacations Worldwide Reports Second Quarter Financial Results / 3
Third Quarter 2020 Financial Results Conference Call
The Company will hold a conference call on November 5, 2020 at 8:30 a.m. ET to discuss these financial results and provide an update on business conditions. Participants may access the call by dialing (877) 407-8289 or (201) 689-8341 for international callers. A live webcast of the call will also be available in the Investor Relations section of the Company's website at ir.mvwc.com. An audio replay of the conference call will be available for 30 days on the Company’s website.
###
About Marriott Vacations Worldwide Corporation
Marriott Vacations Worldwide Corporation is a leading global vacation company that offers vacation ownership, exchange, rental and resort and property management, along with related businesses, products and services. The Company has a diverse portfolio that includes seven vacation ownership brands. It also includes exchange networks and membership programs, as well as management of other resorts and lodging properties. As a leader and innovator in the vacation industry, the Company upholds the highest standards of excellence in serving its customers, investors and associates while maintaining exclusive, long-term relationships with Marriott International and Hyatt Hotels Corporation for the development, sales and marketing of vacation ownership products and services. For more information, please visit www.marriottvacationsworldwide.com.

Note on forward-looking statements
This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including statements about expectations for contract sales in the fourth quarter, synergies expected by the end of 2021, future operating results, estimates, and assumptions, and similar statements concerning anticipated future events and expectations that are not historical facts. The Company cautions you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including, without limitation, conditions beyond our control such as the length and severity of the current COVID-19 pandemic and its effect on our operations; the effect of any governmental actions, including restrictions on travel, or mandated employer-paid benefits in response to the COVID-19 pandemic; the Company’s ability to manage and reduce expenditures in a low revenue environment; volatility in the economy and the credit markets, changes in supply and demand for vacation ownership products, competitive conditions, the availability of additional financing when and if required, and other matters disclosed under the heading “Risk Factors” contained in the Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) and in subsequent SEC filings, any of which could cause actual results to differ materially from those expressed in or implied in this press release. These statements are made as of the date of issuance and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.
                    Financial Schedules Follow

MARRIOTT VACATIONS WORLDWIDE CORPORATION
FINANCIAL SCHEDULES
QUARTER 3, 2020

MARRIOTT VACATIONS WORLDWIDE CORPORATION
SUMMARY FINANCIAL INFORMATION
(In millions, except VPG, total active members, average revenue per member and per share amounts)
(Unaudited)

	Three Months Ended		Change %	Nine Months Ended		Change %
	September 30, 2020	September 30, 2019		September 30, 2020	September 30, 2019
Key Measures
Total consolidated contract sales	$140	$390	(64%)	$476	$1,130	(58%)
VPG	$3,904	$3,461	13%	$3,745	$3,370	11%
Total Interval International active members (000's)(1)	1,536	1,701	(10%)	1,536	1,701	(10%)
Average revenue per member(1)	$36.76	$40.89	(10%)	$108.44	$130.21	(17%)

GAAP Measures
Revenues	$649	$1,066	(39%)	$2,139	$3,143	(32%)
(Loss) income before income taxes and noncontrolling interests	$(72)	$3	(2,923%)	$(316)	$116	(354%)
Net (loss) income attributable to common shareholders	$(62)	$(9)	610%	$(238)	$64	(438%)
(Loss) earnings per share - diluted	$(1.51)	$(0.21)	619%	$(5.76)	$1.43	(503%)

Non-GAAP Measures **
Adjusted EBITDA	$35	$190	(82%)	$163	$551	(72%)
Adjusted pretax (loss) income	$(28)	$129	(123%)	$(23)	$355	(107%)
Adjusted net (loss) income attributable to common shareholders	$(33)	$86	(138%)	$(16)	$243	(107%)
Adjusted (loss) earnings per share - diluted	$(0.81)	$1.97	(141%)	$(0.40)	$5.40	(107%)

(1) Includes members at the end of each period for the Interval International exchange network only.

ADJUSTED EBITDA BY SEGMENT

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Vacation Ownership	$28	$195	$156	$570
Exchange & Third-Party Management	31	45	91	145
Segment adjusted EBITDA**	59	240	247	715
General and administrative	(27)	(50)	(91)	(167)
Consolidated property owners’ associations	3	—	7	3
Adjusted EBITDA**	$35	$190	$163	$551

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
REVENUES
Sale of vacation ownership products	$98	$341	$409	$975
Management and exchange	176	238	548	708
Rental	56	135	209	432
Financing	64	72	206	209
Cost reimbursements	255	280	767	819
TOTAL REVENUES	649	1,066	2,139	3,143
EXPENSES
Cost of vacation ownership products	27	89	110	258
Marketing and sales	82	184	322	559
Management and exchange	102	136	317	392
Rental	74	92	245	269
Financing	24	22	85	65
General and administrative	32	57	121	188
Depreciation and amortization	30	33	93	106
Litigation charges	2	3	4	5
Restructuring	20	—	20	—
Royalty fee	23	27	72	79
Impairment	2	73	98	99
Cost reimbursements	255	280	767	819
TOTAL EXPENSES	673	996	2,254	2,839
(Losses) gains and other (expense) income, net	—	(5)	(42)	5
Interest expense	(37)	(31)	(112)	(100)
ILG acquisition-related costs	(11)	(32)	(44)	(94)
Other	—	1	(3)	1
(LOSS) INCOME BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	(72)	3	(316)	116
Benefit (provision) for income taxes	14	(10)	91	(50)
NET (LOSS) INCOME	(58)	(7)	(225)	66
Net income attributable to noncontrolling interests	(4)	(2)	(13)	(2)
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(62)	$(9)	$(238)	$64

(LOSS) EARNINGS PER SHARE ATTRIBUTABLE TO COMMON SHAREHOLDERS
Basic	$(1.51)	$(0.21)	$(5.76)	$1.44
Diluted	$(1.51)	$(0.21)	$(5.76)	$1.43

NOTE: Earnings per share - Basic and Earnings per share - Diluted are calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In millions, except per share amounts)
(Unaudited)
ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS AND
ADJUSTED EARNINGS PER SHARE - DILUTED

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Net (loss) income attributable to common shareholders	$(62)	$(9)	$(238)	$64
(Benefit) provision for income taxes	(14)	10	(91)	50
(Loss) income before income taxes attributable to common shareholders	(76)	1	(329)	114
Certain items:
Litigation charges	2	3	4	5
Restructuring	20	—	20	—
Losses (gains) and other expense (income), net	—	5	42	(5)
ILG acquisition-related costs	11	32	44	94
Impairment charges	2	73	98	99
Purchase price adjustments(1)	17	14	47	46
Other	(4)	1	51	2
Adjusted pretax (loss) income **	(28)	129	(23)	355
Benefit (provision) for income taxes	(5)	(43)	7	(112)
Adjusted net (loss) income attributable to common shareholders**	$(33)	$86	$(16)	$243
Diluted shares	41.2	43.4	41.3	45.1
Adjusted (loss) earnings per share - Diluted **	$(0.81)	$1.97	$(0.40)	$5.40

ADJUSTED EBITDA

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Net (loss) income attributable to common shareholders	$(62)	$(9)	$(238)	$64
Interest expense(2)	37	31	112	100
Tax (benefit) provision	(14)	10	(91)	50
Depreciation and amortization	30	33	93	106
Share-based compensation	11	9	24	29
Certain items before income taxes	33	116	263	202
Adjusted EBITDA **	$35	$190	$163	$551

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1) Includes certain items included in depreciation and amortization. Please see “Non-GAAP Financial Measures” for additional information about certain items.
(2) Interest expense excludes consumer financing interest expense associated with term loan securitization transactions.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
VACATION OWNERSHIP SEGMENT FINANCIAL RESULTS
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
REVENUES
Sale of vacation ownership products	$98	$341	$409	$975
Resort management and other services	82	120	267	369
Rental	46	122	180	384
Financing	64	71	204	206
Cost reimbursements	281	286	824	835
TOTAL REVENUES	571	940	1,884	2,769
EXPENSES
Cost of vacation ownership products	27	89	110	258
Marketing and sales	78	170	297	518
Resort management and other services	27	57	105	174
Rental	86	98	280	285
Financing	24	22	84	64
Depreciation and amortization	18	16	54	50
Litigation charges	2	2	4	4
Restructuring	11	—	11	—
Royalty fee	23	27	72	79
Impairment	1	73	6	99
Cost reimbursements	281	286	824	835
TOTAL EXPENSES	578	840	1,847	2,366
Gains and other income, net	6	1	12	9
Other	—	1	(3)	1
SEGMENT FINANCIAL RESULTS BEFORE NONCONTROLLING INTERESTS	(1)	102	46	413
Net income attributable to noncontrolling interests	—	(2)	—	(1)
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(1)	$100	$46	$412

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED CONTRACT SALES TO ADJUSTED DEVELOPMENT MARGIN
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Consolidated contract sales	$140	$390	$476	$1,130
Less resales contract sales	(1)	(7)	(9)	(23)
Consolidated contract sales, net of resales	139	383	467	1,107
Plus:
Settlement revenue	4	7	12	19
Resales revenue	1	3	6	10
Revenue recognition adjustments:
Reportability	(18)	(2)	48	(40)
Sales reserve	(10)	(33)	(90)	(79)
Other(1)	(18)	(17)	(34)	(42)
Sale of vacation ownership products	98	341	409	975
Less:
Cost of vacation ownership products	(27)	(89)	(110)	(258)
Marketing and sales	(78)	(170)	(297)	(518)
Development margin	(7)	82	2	199
Revenue recognition reportability adjustment	12	2	(32)	28
Other(2)	1	3	30	8
Adjusted development margin **	$6	$87	$—	$235
Development margin percentage(3)	(7.4%)	23.9%	0.5%	20.4%
Adjusted development margin percentage(3)	5.2%	25.1%	(0.1%)	23.3%

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1) Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue and other adjustments to Sale of vacation ownership products revenue as well as the impact of reversing revenue for certain Legacy-ILG closed contracts for which no first mortgage payment had been received.

(2) Includes sales reserve charge related to COVID-19 and purchase price adjustments.
(3) Development margin percentage represents Development Margin divided by Sale of vacation ownership products. Adjusted development margin percentage represents Adjusted development margin divided by Sale of vacation ownership products revenue after adjusting for revenue reportability and other charges.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
EXCHANGE & THIRD-PARTY MANAGEMENT SEGMENT FINANCIAL RESULTS
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
REVENUES
Management and exchange	$49	$74	$160	$232
Rental	10	14	29	48
Financing	—	1	2	3
Cost reimbursements	12	22	45	68
TOTAL REVENUES	71	111	236	351
EXPENSES
Marketing and sales	4	14	25	41
Management and exchange	23	25	68	77
Rental	2	5	8	22
Financing	—	—	1	1
Depreciation and amortization	5	12	14	36
Restructuring	3	—	3	—
Impairment	1	—	92	—
Cost reimbursements	12	22	45	68
TOTAL EXPENSES	50	78	256	245
(Losses) gains and other (expense) income, net	(5)	1	(5)	1
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$16	$34	$(25)	$107

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CORPORATE AND OTHER FINANCIAL RESULTS
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
REVENUES
Management and exchange(1)	45	$44	$121	$107
Rental(1)	—	(1)	—	—
Cost reimbursements(1)	(38)	(28)	(102)	(84)
TOTAL REVENUES	7	15	19	23
EXPENSES
Management and exchange(1)	52	54	144	141
Rental(1)	(14)	(11)	(43)	(38)
General and administrative	32	57	121	188
Depreciation and amortization	7	5	25	20
Litigation charges	—	1	—	1
Restructuring	6	—	6	—
Cost reimbursements(1)	(38)	(28)	(102)	(84)
TOTAL EXPENSES	45	78	151	228
Losses and other expense, net	(1)	(7)	(49)	(5)
Interest expense	(37)	(31)	(112)	(100)
ILG acquisition-related costs	(11)	(32)	(44)	(94)
FINANCIAL RESULTS BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	(87)	(133)	(337)	(404)
Benefit (provision) for income taxes	14	(10)	91	(50)
Net income attributable to noncontrolling interests(1)	(4)	—	(13)	(1)
FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(77)	$(143)	$(259)	$(455)

(1) Represents the impact of the consolidation of owners’ associations of the acquired Legacy-ILG vacation ownership properties under the voting interest model, which represents the portion related to individual or third-party vacation ownership interest (“VOI”) owners.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
SEGMENT ADJUSTED EBITDA
(In millions)
(Unaudited)
VACATION OWNERSHIP

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(1)	$100	$46	$412
Depreciation and amortization	18	16	54	50
Share-based compensation expense	2	2	4	6
Certain items(1)(2)	9	77	52	102
SEGMENT ADJUSTED EBITDA **	$28	$195	$156	$570

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.
(1) Certain items in the Vacation Ownership segment for the third quarter of 2020 consisted of $11 million of restructuring costs, $2 million of litigation charges, $1 million asset impairment charge, and $1 million of purchase accounting adjustments, partially offset by $6 million of gains and other income related to the disposition of excess land parcels in Orlando, Florida and Steamboat Springs, Colorado.
Certain items in the Vacation Ownership segment for the third quarter of 2019 consisted of $73 million of asset impairment charges, $2 million of purchase accounting adjustments, $2 million of litigation charges, and $1 million of acquisition costs, partially offset by $1 million of gains and other income.
(2) Certain items in the Vacation Ownership segment for the first three quarters of 2020 consisted of $37 million related to the net sales reserve adjustment, $11 million of restructuring costs, $6 million of asset impairment charges, $4 million of litigation charges, $3 million related to transaction costs associated with our asset light inventory arrangements, and $3 million of purchase accounting adjustments, partially offset by $12 million of gains and other income, including $6 million of gains and other income related to the disposition of excess land parcels in Orlando, Florida and Steamboat Springs, Colorado, $4 million related to net insurance proceeds from the final settlement of Legacy-MVW business interruption insurance claims arising from a prior year hurricane, $1 million related to foreign currency translation, and $1 million of miscellaneous gains and other income.
Certain items in the Vacation Ownership segment for the first three quarters of 2019 consisted of $99 million of asset impairment charges, $7 million of purchase accounting adjustments, $4 million of litigation charges, and $1 million of acquisition costs, partially offset by $9 million of gains and other income.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
SEGMENT ADJUSTED EBITDA
(In millions)
(Unaudited)
EXCHANGE & THIRD-PARTY MANAGEMENT

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$16	$34	$(25)	$107
Depreciation and amortization	5	12	14	36
Share-based compensation expense	—	—	1	2
Certain items(1)(2)	10	(1)	101	—
SEGMENT ADJUSTED EBITDA **	$31	$45	$91	$145

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.
(1) Certain items in the Exchange & Third-Party Management segment for the third quarter of 2020 consisted of a $5 million loss and other expense related to the disposition of a formerly consolidated subsidiary, $3 million of restructuring costs, $1 million of purchase accounting adjustments, and $1 million of asset impairment charges.
Certain items in the Exchange & Third-Party Management segment for the third quarter of 2019 consisted of $1 million of gains and other income.
(2) Certain items in the Exchange & Third-Party Management segment for the first three quarters of 2020 consisted of $92 million of impairment charges (primarily Goodwill and Indefinite-Lived Intangibles), a $5 million loss and other expense related to the disposition of a formerly consolidated subsidiary, $3 million of restructuring costs, and $1 million of purchase accounting adjustments.
Certain items in the Exchange & Third-Party Management segment for the first three quarters of 2019 consisted of $1 million of purchase accounting adjustments, offset by $1 million of gains and other income.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share data)

	Unaudited
	September 30, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$660	$287
Restricted cash (including $69 and $64 from VIEs, respectively)	368	414
Accounts receivable, net (including $12 and $13 from VIEs, respectively)	272	323
Vacation ownership notes receivable, net (including $1,650 and $1,750 from VIEs, respectively)	1,913	2,233
Inventory	761	859
Property and equipment, net	809	718
Goodwill	2,817	2,892
Intangibles, net	963	1,027
Other (including $45 and $39 from VIEs, respectively)	448	461
TOTAL ASSETS	$9,011	$9,214

LIABILITIES AND EQUITY
Accounts payable	$143	$286
Advance deposits	154	187
Accrued liabilities (including $2 and $2 from VIEs, respectively)	320	397
Deferred revenue	488	433
Payroll and benefits liability	185	186
Deferred compensation liability	117	110
Securitized debt, net (including $1,769 and $1,871 from VIEs, respectively)	1,751	1,871
Debt, net	2,680	2,216
Other	184	197
Deferred taxes	306	300
TOTAL LIABILITIES	6,328	6,183
Contingencies and Commitments (Note 11)
Preferred stock — $0.01 par value; 2,000,000 shares authorized; none issued or outstanding	—	—
Common stock — $0.01 par value; 100,000,000 shares authorized; 75,250,627 and 75,020,272 shares issued, respectively	1	1
Treasury stock — at cost; 34,187,868 and 33,438,176 shares, respectively	(1,334)	(1,253)
Additional paid-in capital	3,749	3,738
Accumulated other comprehensive loss	(67)	(36)
Retained earnings	309	569
TOTAL MVW SHAREHOLDERS' EQUITY	2,658	3,019
Noncontrolling interests	25	12
TOTAL EQUITY	2,683	3,031
TOTAL LIABILITIES AND EQUITY	$9,011	$9,214
The abbreviation VIEs above means Variable Interest Entities.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended
	September 30, 2020	September 30, 2019
OPERATING ACTIVITIES
Net (loss) income	$(225)	$66
Adjustments to reconcile net income to net cash, cash equivalents and restricted cash provided by operating activities:
Depreciation and amortization of intangibles	93	106
Amortization of debt discount and issuance costs	16	14
Vacation ownership notes receivable reserve	97	81
Share-based compensation	23	25
Impairment charges	98	99
Deferred income taxes	1	24
Net change in assets and liabilities:
Accounts receivable	24	16
Vacation ownership notes receivable originations	(265)	(681)
Vacation ownership notes receivable collections	487	462
Inventory	(4)	10
Purchase of vacation ownership units for future transfer to inventory	(61)	—
Other assets	57	11
Accounts payable, advance deposits and accrued liabilities	(231)	(122)
Deferred revenue	57	41
Payroll and benefit liabilities	—	(21)
Deferred compensation liability	8	13
Other liabilities	(11)	26
Other, net	(6)	10
Net cash, cash equivalents and restricted cash provided by operating activities	158	180
INVESTING ACTIVITIES
Capital expenditures for property and equipment (excluding inventory)	(36)	(32)
Proceeds from collection of notes receivable	—	38
Purchase of company owned life insurance	(3)	(5)
Dispositions, net	15	—
Net cash, cash equivalents and restricted cash (used in) provided by investing activities	(24)	1
FINANCING ACTIVITIES
Borrowings from securitization transactions	690	631
Repayment of debt related to securitization transactions	(793)	(673)
Proceeds from debt	1,166	495
Repayments of debt	(703)	(308)
Finance lease payment	(10)	(11)
Debt issuance costs	(14)	(11)
Repurchase of common stock	(82)	(342)
Payment of dividends	(45)	(61)
Payment of withholding taxes on vesting of restricted stock units	(14)	(11)
Other, net	—	1
Net cash, cash equivalents and restricted cash provided by (used in) financing activities	195	(290)
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	(2)	—
Change in cash, cash equivalents and restricted cash	327	(109)
Cash, cash equivalents and restricted cash, beginning of period	701	614
Cash, cash equivalents and restricted cash, end of period	$1,028	$505

MARRIOTT VACATIONS WORLDWIDE CORPORATION
QUARTERLY OPERATING METRICS
(Contract sales in millions)

	Year	Quarter Ended				Full Year
		March 31	June 30	September 30	December 31
Vacation Ownership
Consolidated Contract Sales
Total	2020	$306	$30	$140
	2019	$354	$386	$390	$394	$1,524
	2018(1)	$337	$365	$372	$358	$1,432

Legacy-MVW	2020	$185	$25	$109
	2019	$223	$246	$244	$239	$952
	2018	$204	$232	$242	$224	$902

Legacy-ILG	2020	$121	$5	$31
	2019	$131	$140	$146	$155	$572
	2018(1)	$133	$133	$130	$134	$530

VPG(4)
Total	2020	$3,680	$3,717	$3,904
	2019	$3,350	$3,299	$3,461	$3,499	$3,403
	2018(1)	$3,426	$3,248	$3,367	$3,208	$3,308

Legacy-MVW(2)	2020	$3,989	$6,039	$4,717
	2019	$3,777	$3,700	$3,789	$3,727	$3,747
	2018	$3,728	$3,672	$3,781	$3,496	$3,666

Legacy-ILG	2020	$3,442	$1,871	$3,129
	2019	$3,042	$2,981	$3,232	$3,394	$3,163
	2018(1)	$3,227	$2,857	$2,966	$3,039	$3,017

Exchange & Third-Party Management
Total Interval International active members (000's)(3)	2020	1,636	1,571	1,536
	2019	1,694	1,691	1,701	1,670	1,670
	2018(1)	1,822	1,800	1,802	1,802	1,802

Average revenue per member(3)	2020	$41.37	$30.17	$36.76
	2019	$46.24	$43.23	$40.89	$38.38	$168.73
	2018(1)	$47.61	$42.10	$39.97	$37.37	$167.12

(1) Includes Legacy-ILG as if acquired at the beginning of fiscal year 2018.
(2) Represents Legacy-MVW North America VPG.
(3) Includes members at the end of each period for the Interval International exchange network only.
(4) VPG for the second quarter of 2020 is impacted by the majority of the sales in the quarter coming from our enhanced phone sales program that do not count as a tour in the VPG calculation. Also, there were limited site-based tours in the second quarter due to sales center closures.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
TOTAL CASH FLOW OUTLOOK - SECOND HALF OF 2020
(In millions)

Second Half of 2020
Net cash, cash equivalents and restricted cash provided by operating activities	$335
Capital expenditures for property and equipment (excluding inventory)	(15)
Borrowings from securitization transactions	375
Repayment of debt related to securitizations	(655)
Free cash flow **	40
Adjustments:
Borrowings available from the securitization of eligible vacation ownership notes receivable(1)	88
Certain items(2)	25
Change in restricted cash	(23)
Total cash flow **	$130

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1) Represents borrowings available from the securitization of eligible vacation ownership notes receivable at the end of 2020.

(2) Certain items adjustment includes the after-tax impact of anticipated ILG acquisition-related and restructuring costs.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
NON-GAAP FINANCIAL MEASURES
In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed by GAAP. We discuss our reasons for reporting these non-GAAP financial measures below, and the financial schedules included herein reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure that we report (identified by a double asterisk (“**”) on the preceding pages). Although we evaluate and present these non-GAAP financial measures for the reasons described below, please be aware that these non-GAAP financial measures have limitations and should not be considered in isolation or as a substitute for revenues, net income attributable to common shareholders, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and / or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP financial measures we report may not be comparable to those reported by others.
Certain Items Excluded from Adjusted Net Income Attributable to Common Shareholders, Adjusted EBITDA and Adjusted Development Margin
We evaluate non-GAAP financial measures, including Adjusted pretax (loss) income, Adjusted net (loss) income attributable to common shareholders, Adjusted EBITDA and Adjusted development margin, that exclude certain items in the three and nine months ended September 30, 2020 and September 30, 2019, because these non-GAAP financial measures allow for period-over-period comparisons of our on-going core operations before the impact of these items. These non-GAAP financial measures also facilitate our comparison of results from our on-going core operations before these items with results from other vacation ownership companies.
Certain items - Third Quarter and First Three Quarters Ended September 30, 2020
Certain items for the third quarter of 2020 consisted of $20 million of restructuring costs, $11 million of ILG acquisition-related costs, a $5 million loss and other expense related to the disposition of a formerly consolidated subsidiary, $2 million of purchase price adjustments, $2 million of litigation charges, $2 million of asset impairment charges, and $1 million of foreign currency translation losses, partially offset by $6 million of gains and other income related to the disposition of excess land parcels in Orlando, Florida and Steamboat Springs, Colorado and $4 million related to the change in accrual for health and welfare costs for furloughed associates.
Certain items for the first three quarters of 2020 consisted of $98 million of impairment charges, $44 million of ILG acquisition-related costs, $44 million other charges (including $37 million related to the net sales reserve adjustment and $7 million related to an accrual for the health and welfare costs for furloughed associates), $42 million of losses and other expense, $20 million of restructuring costs, $4 million of purchase accounting adjustments, $4 million related to the charge for VAT penalties and interest (see offset included in indemnification below), $4 million of litigation charges, and $3 million of transaction costs related to our asset light inventory arrangements.
The $42 million of losses and other expense included $32 million related to a true-up to a Marriott International indemnification receivable upon settlement (true-up to the offsetting accrual is included in the Benefit (provision) for income taxes line), $25 million related to foreign currency translation, and a $5 million loss related to the disposition of a formerly consolidated subsidiary, partially offset by $6 million of gains and other income related to the disposition of excess land parcels in Orlando, Florida and Steamboat Springs, Colorado, $6 million receivable related to an indemnification from Marriott International for certain VAT charges, $4 million related to net insurance proceeds from the final settlement of Legacy-MVW business interruption insurance claims arising from a prior year hurricane, $3 million related to other insurance proceeds, and $1 million of miscellaneous gains and other income.
Certain items - Third Quarter and First Three Quarters Ended September 30, 2019
Certain items for the third quarter of 2019 consisted of $73 million of asset impairment charges, $33 million of acquisition charges (including $32 million of ILG acquisition-related costs and $1 million of other acquisition costs), $5 million of losses and other expense, $3 million of litigation charges, and $2 million of purchase price adjustments.
Certain items for the first three quarters of 2019 consisted of $99 million of asset impairment charges, $95 million of acquisition costs (including $94 million of ILG acquisition-related costs and $1 million of other acquisition costs), $7 million of purchase price adjustments, $5 million of litigation charges, and $1 million of other severance costs, partially offset by $5 million of miscellaneous gains and other income.

Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses)
We evaluate Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses) as an indicator of operating performance. Adjusted Development Margin adjusts Sale of vacation ownership products revenues for the impact of revenue reportability, includes corresponding adjustments to Cost of vacation ownership products expense and Marketing and sales expense associated with the change in revenues from the Sale of vacation ownership products, and may include adjustments for certain items as itemized in the discussion in the preceding paragraph. We evaluate Adjusted Development Margin because it allows for period-over-period comparisons of our on-going core operations before the impact of revenue reportability and certain items to our Development Margin.
Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA
EBITDA is defined as earnings, or net income attributable to common shareholders, before interest expense (excluding consumer financing interest expense associated with term loan securitization transactions), provision for income taxes, depreciation and amortization. For purposes of our EBITDA and Adjusted EBITDA calculations, we do not adjust for consumer financing interest expense associated with term loan securitization transactions because we consider it to be an operating expense of our business. We consider EBITDA and Adjusted EBITDA to be indicators of operating performance, which we use to measure our ability to service debt, fund capital expenditures and expand our business. We also use EBITDA and Adjusted EBITDA, as do analysts, lenders, investors and others, because these measures exclude certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA and Adjusted EBITDA also exclude depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. Adjusted EBITDA reflects additional adjustments for certain items, as itemized in the discussion of Adjusted Net Income Attributable to Common Shareholders above, and excludes share-based compensation expense to address considerable variability among companies in recording compensation expense because companies use share-based payment awards differently, both in the type and quantity of awards granted. Prior period presentation has been recast for consistency. We evaluate Adjusted EBITDA as an indicator of operating performance because it allows for period-over-period comparisons of our on-going core operations before the impact of the excluded items. Together, EBITDA and Adjusted EBITDA facilitate our comparison of results from our on-going core operations before the impact of these items with results from our competitors.
Free Cash Flow and Total Cash Flow
We evaluate Free Cash Flow as a liquidity measure that provides useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment (excluding inventory) and the borrowing and repayment activity related to our securitizations, which cash can be used for strategic opportunities, including acquisitions and strengthening the balance sheet. Total Cash Flow, which reflects additional adjustments to Free Cash Flow for the impact of borrowings available from the securitization of eligible vacation ownership notes receivable, acquisition and restructuring charges, and changes in restricted cash, allows for period-over-period comparisons of the cash generated by our business before the impact of these items. Analysis of Free Cash flow and Total Cash Flow also facilities management’s comparison of our results with our competitors’ results.